EXHIBIT 10.23

FIRST UNION NATIONAL BANK
NC0735
Capital Markets Group
301 South College Street
Charlotte, North Carolina 28288-0735



                                                                    May 20, 1998

Everest Reinsurance Company
477 Martinsville Road
P.O. Box 830
Liberty Comer, New Jersey 07938-0830

Attention:  Stephen Limauro, Vice President and Comptroller

Re: Request for Extension of Maturity Date

Dear Steve:

Pursuant to that certain Credit Agreement between Everest Reinsurance Holdings, Inc. ("Everest") and First Union National Bank ("Bank") dated as of June 16, 1997 (the "Credit Agreement"), the Bank extends Everest a $50,000,000.00 Revolving Credit Facility which matures on the Maturity Date (as defined in the Credit Agreement), i.e., June 15, 1998. Pursuant to Section 2.16 of the Agreement, Everest has requested that the Bank extend the initial Maturity Date by 364 calendar days to June 12, 1999. The Bank is willing to extend the Maturity Date to June 14, 1999, provided, however, that Everest and the Bank agree to the following:

         1. All of the terms and conditions of the Credit Agreement remain in full force and effect without amendment except that the Maturity Date as extended is now June 12, 1999;

         2. Everest certifies (a) that each of the representations and warranties of Everest contained in ARTICLE IV of the Credit Agreement and in the other Credit Documents are true and correct, on the date hereof with the same effect, as though made on and as of such date (except where such representation or warranty speaks as of specified date) and (b) that no default or Event of Default has occurred and is continuing on the date hereof, and

         3. In the event, pursuant to Section 2.16, Everest requests a further extension of the Maturity Date, the Bank shall, in addition to all other conditions which the Credit Agreement may provide, condition such extension upon Everest Re (as defined in the Credit Agreement) maintaining for the period requested a larger Statutory Surplus (as defined in the Credit Agreement), and shall require that the Credit Agreement's Section 6.2 be amended accordingly. Presently the Bank is considering a Statutory Surplus which would be the greater of $575,000,000 or seventy-five (75%) percent of the Statutory Surplus shown on Everest Re's latest Annual Statement (as defined in the Credit Agreement) available for consideration at the time the Maturity Date is requested to be extended.

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Please indicate Everest's  acknowledgment of and agreement herewith by executing and dating the enclosed copy of this letter as indicated below and returning it to me not later than June 30, 1998.

                                              Sincerely,

                                              FIRST UNION NATIONAL BANK



                                              By:  /S/ GAIL GOLIGHTLY
                                                   ------------------
                                                   Gail Golightly
                                                   Senior Vice President





Acknowledged and Agreed this 27TH day of MAY, 1998


EVEREST REINSURANCE HOLDINGS, INC.

By:/S/ STEPHEN L. LIMAURO
   ----------------------
   Stephen L. Limauro
   Vice President and Comptroller

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